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                                                                    EXHIBIT 4.26

                     AGREEMENT FOR CREDIT RISK PARTICIPATION

     This Participation Agreement (the "AGREEMENT"), is entered into as of October 17, 2005 by and between Auramet Trading, LLC, a Delaware limited liability company (the "LENDER") and Ronald A. Hirsch, an adult single man individual residing in the County of Orange, State of California (the "PARTICIPATING ENTITY"). Lender and Participating Entity are sometimes referred to herein as a "PARTY" and collectively, as the "PARTIES."

     WHEREAS, contemporaneously herewith, the Lender will enter into a loan transaction (the "LOAN") with Nord Resources Corporation, a Delaware corporation (the "BORROWER"), which such loan will be evidenced by a secured promissory note given by the Borrower in favor of the Lender (the "NOTE") in the aggregate principal amount of $2,850,000(the "LOAN AMOUNT"), a Deed Of Trust, Assignment Of Rents, Security Agreement And Fixture Filing (the "DEED OF TRUST"), and related loan documents (collectively, the "LOAN DOCUMENTS").

     THEREFORE, in consideration of the foregoing, and in order to induce the Participating Entity to participate in the Loan with Lender, the parties hereto agree as follows:

1. By its execution hereof, the Participating Entity agrees to participate in the Loan in the amount of $1,850,000 (the "PARTICIPATED AMOUNT") or 65% of the Loan Amount (the "PARTICIPATION PERCENTAGE"), as a result of which Lender's unparticipated share shall be $1,000,000, or 35% of the Loan Amount (the "LOAN PERCENTAGE").

2. The Participating Entity shall own a pari passu fractional interest in the Loan equal to the Participation Percentage, and in all documents, instruments and collateral issued by the Borrower to Lender in connection with the Loan, and in all payments made thereon and in any recoveries or distributions in connection therewith. Any payments, distributions or recoveries, in whole or in part, shall be applied to the Participating Entity's Participation Percentage of the Loan on a pari passu basis. Lender agrees to immediately pay to the Participating Entity its Participation Percentage of all payments, distributions and recoveries actually received from Borrower pursuant to the terms of the Loan Documents. Notwithstanding the foregoing provisions, the Participating Entity acknowledges and agrees that the $40,000 closing fee set forth in the Note is the sole and separate property of the Lender.

3. The Lender shall act as principal for itself and as agent for the Participating Entity in all matters dealing with the service of the Loan, and as trustee solely for purposes of collecting and distributing the amounts received by it, and agrees to reflect the participation of the Participating Entity in all records kept by Lender regarding the Loan. In accordance therewith, the Lender shall immediately (a) advise the Participating Entity of the date and the amount of any disbursement to be made to the Borrower or any reduction or reimbursement received from the Borrower under the Loan; and (b) transfer to the Participating Entity its pro rata share of the amounts collected from the Borrower as reimbursement under the Loan to an account designated by Participating Entity.

4. Without the prior written consent of the Participating Entity, which consent may be given or withheld in its absolute discretion, the Lender shall not (a) consent to or permit any substitution, withdrawal or release of any collateral or other security securing the payment of the Loan, except in accordance with the terms of the Loan Documents; or (b) amend or modify the terms of the Loan Documents; provided, however, that both the Lender and the Participating Entity contemplate a refunding of the Loan through a facility to be provided by


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     Nedbank Ltd. and Lender in the amount of $3,900,000 (on substantially the same terms and conditions as the Loan with only those additional items agreed between the Lender, Nedbank and the Company in that certain Indicative Term Sheet dated as of September, 2005) within 30 days of the date hereof; the proceeds of such refunding will be applied, inter alia, to repay the Participated Amount; and Participating Entity hereby consents to such refunding.

5. Without providing two (2) business day's prior written notice thereof to the Participating Entity (a "Default Notice"), the Lender will not take any steps towards the recovery of any sums due to the Lender from the Borrower under the Loan. Should the Lender decide to refrain from taking any action to recover the amounts due under the Loan following a request in writing from the Participating Entity to do so, the Lender shall immediately assign to the Participating Entity any and all rights and claims against the Borrower in respect of the Participated Amount, and agrees to take all actions and execute all documents reasonably requested by Participating Entity to immediately effectuate such assignment to the Participating Entity. Along with any Default Notice, Lender shall offer, which offer must be accepted within the two business day period, for the Participating Entity to enter into a participation purchase agreement pursuant to which the Lender shall sell, and the Participating Entity shall purchase, all (but not less than all) of the Lender's Pro Rata Share of the Note as of the date of such Default Notice, including without limitation all accrued but unpaid interest to which the Lender shall then be entitled under the Note, and which purchase and sale shall be completed within ten (10) Business Days from the date of such Default Notice. Notwithstanding the foregoing, in the event the Lender, in its sole discretion, shall reasonably determine in good faith that it must act sooner than the two business day period to protect its rights and interests in its Pro Rata Share of the Note under any Loan Document as a result of the application of any insolvency or bankruptcy law applicable to the parties, then it shall so state in its Default Notice, and shall indicate therein the maximum amount of time by which the purchase of its Pro Rata Share of the Note must be accomplished in order to protect its rights and interests under the Loan Documents in light of such circumstance.

6. The Lender shall promptly pay the Participating Entity's Pro Rata Share of all sums recovered (including the proceeds of any security held in respect of, and apportioned by the Lender to the obligations of the Borrower under the Loan). If, after payment by the Participating Entity of sums under this Section, the Lender recovers any sums from the Borrower or any other person on account of Borrower's obligations under the Note, the Lender shall promptly reimburse the Participating Entity its Pro Rata Share of any sums, which are so received. Should the Lender decide to refrain from taking steps against the Borrower, the Lender shall, upon written request of the Participating Entity, promptly assign to the Participating Entity any and all rights and claims against the Borrower in respect of the Participated Amount, and agrees to take all actions and execute all documents to promptly effectuate such assignment to the Participating Entity.

7. The Lender shall service and enforce the Loan and obligations of the Borrower pursuant thereto and participated in by the Participating Entity in accordance herewith, with the same level of due care and professionalism as the Lender would if the Lender funded the full Loan Amount. In addition, the Lender agrees to use its best efforts to protect the interest of the Lender and the Participating Entity in respect of their pro rata interest in the Loan. Notwithstanding anything contained herein to the contrary, Lender makes no express or implied representations or warranties on its own behalf, or on behalf of its affiliates, representatives, directors or employees as to the quality or fitness of the Borrower or the Loan and all agreements and documentation in respect thereof. The Lender shall have no liability to the Participating Entity,


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     and the Participating Entity expressly waives all claims against the Lender for any decision, action, or omission by the Lender in connection with its service of the Loan, if such decision, action, or omission is taken in good faith. Participating Entity hereby indemnifies and holds Lender harmless from any loss, cost or expense it incurs in connection with the Loan that is the result of any claim of equitable subordination under the United States Bankruptcy Code or any similar law or equitable claim.

8. All expenses including, but not limited to, counsel fees and court fees and expenses paid or incurred by Lender in any such action shall be borne by the parties hereto in proportion to their respective Participation Percentage and Lender Percentage, at the time of default in consideration of the participation interest. Payment shall be made by the Participant within five (5) business days after receipt of notice from Lender of its pro rata share. Any such payment not made shall accrue interest at the interest rate applicable to the Loan.

9    By their execution and delivery of this Agreement,

     A. each party hereto represents and warrants to the other that it has assessed and will continue to asses for its own account the risks associated with the Loan Documents, the proposed Loan and its participation pursuant hereto and thereto, bearing alone all responsibilities in connection therewith;

     B. each party hereto acknowledges to the other that it understands and accepts the risks on account of its participation in the Loan pursuant hereto, and agrees that it shall have no claim against the Lender, or its affiliates, directors, employees, representatives arising as a result of a Default (as such term is defined in the Loan Documents) by the Borrower, to the extent such Default of the Borrower is not caused by the willful misconduct or the gross negligence of the Lender; and

     C. each party represents and warrants to the other party that it is empowered to enter into this Agreement and has taken all necessary steps to constitute the Agreement a valid, binding and enforceable obligation on its part.

10. All payments under this Agreement, shall be made in the effective currency of the Loan without set-off or counterclaim and free and clear of all taxes or deductions of any nature whatsoever. All payments to be made to the Participating Entity hereunder will be made to the account designated by the Participating Entity on Schedule A, attached hereto, or to such other account as the Participating entity may hereafter designated by notice in writing to the Lender.

11. The parties hereto may sell, assign or transfer by contract or by operation of law ("TRANSFER") their respective Pro Rata Shares of the Loan among themselves at any price agreed between them (any party desiring to sell such interest being hereinafter referred to as an "TRANSFERRING PARTY", and the other party being hereinafter referred to as a "NON-TRANSFERRING PARTY"). No party hereto shall Transfer, or offer to Transfer, any of such party's rights, benefits or interests in and to the Loan to any person who or which is not a Non-Transferring Party, unless the same shall first be offered irrevocably, in writing, for at least fifteen (15) days to the Non-Transferring Party at the same price and terms as offered in good faith to such third party in an arm's length transaction (and, to the extent that the terms and conditions pursuant to which such interest is to be Transferred to any such third party shall change from those initially offered to the Non-Transferring Party under this Section 12, then no such Transfer shall occur unless and until the Transferring Party shall first re-offer such interest to the Non-Transferring


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     Party under such new terms and conditions for the same period as was initially required hereunder). Neither party hereto shall permit the Transfer of any right, benefit or interest under the Loan Documents to any person who or which does not enter into and agree to be bound by the provisions of this Agreement. Any purported Transfer of any party's rights, benefits or interests under the Loan Documents to any party other than in accordance with the provisions of this Section 12 shall be null and void, and of no legal force or effect upon the Non-Transferring Party or the Borrower.

12. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed to such party's principal place of business as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 13.

          If to Lender:                 Auramet Trading, LLC
                                        2 Executive Drive
                                        Suite 645
                                        Fort Lee, New Jersey 07024
                                        Attn: Justin Sullivan
                                        Telecopier: (201) 905-5001

          If to Participating Entity:   Ronald A. Hirsch
                                        668 North Coast Highway, #171
                                        Laguna Beach, CA 92651
                                        Telecopier: (949) 715-6746

13. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be assigned by either party, whether by operation of law or by contract, without the prior, written consent of the other party hereto.

14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona sitting in and for the County of Maricopa. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

14. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where


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     monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

16. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

17. This Agreement constitutes the entire and final agreement and understanding among the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any party, all of which are merged herein and superseded hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE PARTICIPATING ENTITY                THE LENDER


By: /s/ Ronald A. Hirsch                By: /s/ Justin Sullivan
    ---------------------------------       ------------------------------------
Title:                                  Title: COO
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                                   SCHEDULE A

                  [Participating Entity's Account Information]


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